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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Affiliated Computer Services, Inc. of our report dated January 19, 2001 relating to the financial statements of the ACS Defense, Inc. Profit Sharing and 401(k) Plan, which appears in this Form 11-K.

/s/ Antiss & Co., P.C.

Lowell, MA
May 30, 2001